SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


                          September 18, 2000
         Date of Report (Date of Earliest Event Reported)




                     THE WINNER'S EDGE.COM, INC.
      (Exact name of Registrant as specified in its charter)




                            Delaware
          (State or Other Jurisdiction of Incorporation)



      0-22954                               65-0952186
(Commission File Number)          (IRS Employer Identification No.)




   1900 Corporate Blvd., Suite 400E, Boca Raton, Florida 33431
             (Address of Principal Executive Offices)



                         (561) 988-3333
                 (Registrant's Telephone Number)



  _____________________________________________________________
  (Former Name or Former Address, if changed since last report)

Item 5.   Other Events.
          -------------

     On August 21, 2000, Anthony D'Amato, Jeffrey Morris, C. Wayne Baldridge, and Michael E. Fasci, officers and directors or principal shareholders of The Winner's Edge.com, Inc. (the "Company"), entered into a Stock Purchase Agreement to sell an aggregate of 7,250,000 shares of the Registrant's Common Stock (the "Transaction"), representing approximately 25.7% of the Registrant's issued and outstanding common stock as of August 21, 2000, to Concord Investment Group, Inc. ("Concord"), a Bahamian corporation. As part of the Transaction, Concord agreed to advance to the Company $225,000 for operating capital. Additionally, Concord agreed to pay certain obligations of the Registrant, including past due and current legal and accounting fees, state franchise taxes, and other expenses. The Transaction was expected to close on or before September 15, 2000. Further, it was contemplated by both companies that the Registrant's Board of Directors would be comprised in majority part by Concord appointees to the Board of Directors, and that the Registrant would change its name to reflect new commercial operations.

     The Registrant was informed on September 15, 2000, that
Concord has chosen to withdraw from the transaction and cancel the Letter of Intent. The Company at this point will resume its search for a suitable acquisition, merger, or other form of business combination.

                            SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE WINNER'S EDGE.COM, INC.



September 18, 2000         By:______/s/ Michael E. Fasci_______
                              Michael E. Fasci
                              Chief Financial Officer